EXHIBIT 99.3

PALADIN CONSULTING, INC.

FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2015 AND 2014

AND SEPTEMBER 30, 2015

1

PALADIN CONSULTING, INC.

TABLE OF CONTENTS

Page

Financial Statements

Balance Sheets	3

Statements of Income and Accumulated Deficit	4

Statements of Cash Flows	5

Notes to Financial Statements	6

2

PALADIN CONSULTING, INC.

BALANCE SHEETS
(Unaudited)

	December 31, 2015	September 30, 2015

ASSETS
Current assets
Cash	$78,654	$29,383
Accounts receivable, net	2,167,896	2,063,123
Prepaid expenses and other current assets	109,106	95,454
Total current assets	2,355,656	2,187,960

Property and equipment - at cost, less accumulated depreciation and amortization	121,588	139,816
Other assets	18,249	18,249
	$2,495,493	$2,346,025

LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities
Line of credit	$2,438,221	$2,293,286
Accounts payable	146,075	144,097
Accrued expenses	709,937	696,388
Short term debt	81,173	127,054
Current portion of deferred rent	18,465	34,369
Other current liabilities	255,825	73,159
Total current liabilities	3,649,696	3,368,353

Deferred rent	35,051	38,836
Total long-term liabilities	35,051	38,836

Stockholder's deficit
Capital stock, $1 par value, 100,000 shares authorized and 3,000 shares issued and outstanding	3,000	3,000
Additional paid in capital	3,500	3,500
Accumulated deficit	(1,195,754)	(1,067,664)
	(1,189,254)	(1,061,164)
	$2,495,493	$2,346,025

See notes to financial statements

3

PALADIN CONSULTING, INC.

STATEMENTS OF INCOME AND ACCUMULATED DEFICIT
(Unaudited)

	3 Months Ending December 31,
	2015	2014

Net revenues
Consulting	$4,747,532	$6,601,930
Permanent placement	37,800	64,216
	4,785,332	6,666,146

Cost of revenues	3,896,075	5,382,119
Gross profit	889,257	1,284,027

Operating expenses
Selling, general and administrative expenses	948,066	1,260,996

Income (loss) from operations	(58,809)	23,031

Other income (expense)
Interest expense	24,281	42,862
Net income	(83,090)	(19,831)

Accumulated deficit, beginning of quarter	(1,067,664)	(882,470)

Distributions, net	(45,000)	(163,082)
Accumulated deficit, end of period	$(1,195,754)	$(1,065,383)

See notes to financial statements.

4

PALADIN CONSULTING, INC.

STATEMENTS OF CASH FLOWS
(Unaudited)

	3 Months Ended December 31,
	2015	2014
Cash flows from operating activities
Net income	$(83,090)	$(19,831)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	18,618	14,501
Changes in assets and liabilities
Accounts receivable	(104,773)	661,962
Prepaid expenses and other current assets	(13,652)	(32,998)
Accounts payable	1,588	(23,435)
Accrued expenses	13,549	(89,717)
Other current liabilities	182,666	14,297
Deferred rent	(19,689)	-
Net cash (used in)/provided by operating activities	(4,783)	524,779

Cash flows from investing activities
Acquisition of property and equipment	-	(12,896)
Net cash provided by/(used in) investing activities	-	(12,896)

Cash flows from financing activities
Borrowing (repayments) on WF line of credit	144,935	(235,326)
Repayments of short term notes	(45,881)	-
Stockholder's contributions	695,000	170,956
Stockholder's distributions	(740,000)	(334,038)
Net cash provided by/(used in) financing activities	54,054	(398,408)

Net increase (decrease) in cash	49,271	113,475
Cash, beginning of period	29,383	2,860
Cash, end of period	$78,654	$116,335

Supplemental cash flow disclosures
Interest paid	$24,281	$42,862

See notes to financial statements

5

PALADIN CONSULTING, INC.

NOTES TO FINANCIAL STATEMENTS

1 – SUMMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Paladin Consulting, Inc. (the "Company") is incorporated in the state of Texas. The Company provides permanent and temporary professional services in and near several major U.S. cities to a diverse client base across various industries.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

Revenue Recognition

Direct hire placement service revenues are recognized when applicants accept offers of employment, less a provision for estimated losses due to applicants not remaining employed for the Company's guarantee period. Contract staffing service revenues are recognized when services are rendered.

Refunds during the period are reflected in the statements of income as a reduction of revenue. Expected future refunds are reflected in the balance sheets as a reduction of accounts receivable and were approximately $52,357 and $15,087 as of December 31, 2015 and September 30, 2015, respectively.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

The Company's cash balances are maintained at various banks. Balances are insured by the Federal Deposit Insurance Corporation subject to certain limitations.

Accounts Receivable

Accounts receivable are stated at the amounts management expects to collect. An allowance for placement fall-offs is recorded as a reduction of revenues, for estimated losses due to applicants not remaining employed for the Company's guarantee period. An allowance for doubtful accounts is recorded, as a charge to bad debt expense, where collection is considered to be doubtful due to credit issues. These allowances together reflect the Company's estimate of potential losses inherent in accounts receivable balances, based on historical loss and known factors impacting its customers. Management has determined that an allowance of $147,834 and $44,252 is required at December 31, 2015 and September 30, 2015, respectively. Expected future fall-offs and refunds are reflected in the balance sheet as a reduction of accounts receivable and were approximately $52,357 and $15,087 as of December 31, 2015 and September 30, 2015, respectively.

6

PALADIN CONSULTING, INC.

NOTES TO FINANCIAL STATEMENTS

1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment are stated at cost. Depreciation is providing using the straight-line method over estimated useful life of one to ten years. Leasehold improvements are amortized over the shorter of the useful life of the related asset or the period of the lease.

Long-Lived Assets

The Company reviews the carrying value of its long-lived assets whenever events or changes in circumstances indicate that the carrying values may no longer be appropriate. Recoverability of carrying values is assessed by estimating future net cash flows from the assets. Based on management's evaluations, no impairment charge was deemed necessary at December 31, 2015 and September 30, 2015. Impairment assessment inherently involves judgment as to assumptions about expected future cash flows and the impact of market conditions on those assumptions. Future events and changing market conditions may impact management's assumptions as to sales prices, rental rates, costs, holding periods or other factors that may result in changes in the Company's estimates of future cash flows. Although management believes the assumptions used in testing for impairment are reasonable, changes in any one of the assumptions could produce a significantly different result.

Advertising Costs

Advertising costs, which are expensed as incurred, totaled approximately $18,739 and $0 for the three months ended December 31, 2015 and 2014, respectively.

Income Taxes

The Company has elected S Corporation status for federal income tax purposes. Under these elections, the Company is not a taxpaying entity for federal tax purposes and, accordingly, no provision has been made for such income taxes, except for a minimum state corporate business tax. The stockholder's allocable share of the Company's income or loss is reportable on their income tax returns.

Subsequent Events

These financial statements were approved by management and available for issuance on March 15, 2016. Management has evaluated subsequent events through this date.

7

PALADIN CONSULTING, INC.

NOTES TO FINANCIAL STATEMENTS

2 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	2015
	December 31,	September 30,
Furniture and equipment	$355,970	$355,970
Computer equipment and software	364,677	364,677
Leasehold improvements	60,000	60,000
	781,037	780,647
Less - Accumulated depreciation and amortization	(659,449)	(640,831)
	$121,588	$139,816

Depreciation expense for the three months ended December 31, 2015 and 2014 was $18,618 and $14,501, respectively.

3 – LINE OF CREDIT

Prior to October 1, 2013, the Company maintained a $5,000,000 revolving line of credit with First Community Financial Corporation ("FSFC"). The collateral on the line included accounts receivable and other assets as pledged by the Company. Interest was at the greater of prime rate plus 1% or 7.50%. On October 1, 2013, the Company paid off its line of credit with FCFC, with the proceeds noted below.

On October 1, 2013, the Company entered into a $5,000,000 revolving line of credit with Wells Fargo ("WF"). The line of credit has a borrowing base equal to 90% of eligible receivables less receivable reserves and indebtedness to Wells Fargo. The collateral on the line included the Company's accounts receivable. Interest is equal to the Daily One Month LIBOR plus 5% per annum. The interest rate at December 31, 2015 and September 30, 2015 was 5.43% and 5.19% respectively. The WF Line of Credit was guaranteed by one of the Company's shareholders. The line of credit had certain financial covenants, which the Company was not in compliance with. As discussed in Note 8, the line of credit was paid off as part of the Stock Purchase Agreement.

8

PALADIN CONSULTING, INC.

NOTES TO FINANCIAL STATEMENTS

4 – SHORT TERM DEBT

	2015
	December 31,	September 30,
On June 6, 2015, the Company entered into a note payable with Funding Circle, payable in monthly installments of $13,274, including principal and interest. The note bears an interest rate of 11.24% per annum and matures on June 8, 2016. The note payable is collateralized by all Paladin's assets and by the owner's personal and non-affiliated business assets.	$75,000	$112,500

Note payable to Balboa Capital Corporation, payable in quarterly installments of $3,283, collateralized by the purchased computer equipment.	6,173	14,554

Short term debt	$81,173	$127,054

5 – LEASE COMMITMENTS

The Company leases office space in Houston, Texas, Dallas, Texas, and Sterling, Virginia, a suburb of Washington DC, at varying rental rates set in agreements through 2017, 2019, and 2017, respectively. Annual rent payments are exclusive of required payments for increases in real estate taxes and operating costs over base period amounts.

Total minimum future annual rentals, exclusive of real estate taxes and related costs, are approximately as follows:

Year Ending December 31,
2016	$218,600
2017	202,500
2018	166,300
2019	28,500
$615,900

Rent expense, including real estate taxes and related costs, for the three months ended December 31, 2015 and 2014 aggregated approximately $43,448 and $57,200, respectively.

9

PALADIN CONSULTING, INC.

NOTES TO FINANCIAL STATEMENTS

 6 – RETIREMENT PLAN

The Company has a 401(k) plan for all employees who have attained the age of 21 and completed one year of service. The Company, at its discretion, may make matching contributions and/or bonus contributions. Retirement plan expense was $25,550 and $38,336 for the three months ended December 31, 2015 and 2014.

7 – MAJOR CUSTOMERS

The Company had major customers in each of the years presented. A major customer is defined as one that makes up ten-percent or more of total revenues in a particular year or has an outstanding accounts receivable balance as of the year end. Net revenues for the three months ended December 31, 2015 and 2014 include revenues from major customers as follows:

	December 31,
	2015	2014

Customer A	38%	39%

Accounts receivable balances as of December 31, 2015 and September 30, 2015 from major customers are as follows:

	2015
	December 31,	September 30,

Customer A	26%	28%
Customer B	*	11%

*- Below 10% not deemed a major customer

8 – SUBSEQUENT EVENTS

On January 1, 2016, the Company and the shareholder entered into a Stock Purchase Agreement with General Employment Enterprises ("GEE") to sell 100% of the outstanding stock of the Company. The purchase price was equal to $1,750,000 plus up to $1,000,000 in contingent promissory notes and earn-out payments of up to $1,250,000 less the Funding Circle Loan amount and the Net Working Capital Reduction amount. As part of the Stock Purchase Agreement, GEE repaid the remaining balance of the Wells Fargo line of credit.

10